EXHIBIT 5
                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
              MIAMI (305) 789-3200 /bullet/ BROWARD (305) 463-5440
                               FAX (305) 789-3395

                                December 18, 1995

Phillip Frost, M.D.
Chairman of the Board and
 Chief Executive Officer
IVAX Corporation
8800 Northwest 36th Street
Miami, Florida  33178

Dear Dr. Frost:

         We have acted as counsel for IVAX Corporation, a Florida corporation (the "Company"), with respect to the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-8 (the "Registration Statement") in connection with the registration of 25,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), issuable pursuant to the IVAX Corporation Employee Savings Plan (Puerto Rico) (the "Plan").

         In connection with our opinion, we have examined: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Articles of Incorporation and Bylaws, as amended, of the Company; (iii) the Plan document; and (iv) such other documents, certificates and proceedings as we have considered necessary or appropriate for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the Shares pursuant to the Plan.

         In rendering this opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the


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Phillip Frost, M.D.
December 18, 1995
Page 2

authenticity of the originals of such latter documents; (iv) that all factual information supplied to us is accurate, true and complete; and (v) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of: (i) all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinion; and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company. We express no opinion as to federal securities laws or the "blue sky" laws of any state or jurisdiction.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares registered under the Registration Statement which are issuable in accordance with the Plan, will, if and when issued and delivered by the Company, in accordance with the Plan, be validly issued, fully paid and non-assessable. We also are of the opinion that the provisions of the written document constituting the Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.

         This opinion is intended solely for the Company's use in connection with the registration of the Shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                STEARNS WEAVER MILLER WEISSLER
                                                ALHADEFF & SITTERSON, P.A.